SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary
Shares evidenced by
Two (25) American
Depositary Receipts
representing One (1)
Ordinary Share of
China Insurance
International
 (Form F-6 File No. 333-
158688)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York Mellon, as Depositary for securities against which American Depositary
Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the
Name Change to China Taiping Insurance
Holdings Company Limited.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with the revised name change for China Insurance International.

The Prospectus has been revised to reflect the new name of China Taiping Insurance
Holdings Company Limited.


Please contact me with any questions or
comments at 212 815-2221.


Sandra Bruno
Senior Associate
The Bank of New York Mellon - ADR
Division

Encl.

CC: Paul Dudek, Esq. (Office of International
Corporate Finance)






Depositary Receipts
101 Barclay Street, 22nd Floor West, New York 10286